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Exhibit 99.5

CONSENT OF UBS SECURITIES LLC

        We hereby consent to the use of our opinion letter dated August 30, 2014 to the Board of Trustees of Select Income REIT ("SIR") included as Annex G to the joint proxy statement/prospectus which forms a part of the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4, Registration Number 333-199445, relating to the proposed merger involving SIR and Cole Corporate Income Trust, Inc., and references to such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement on Form S-4 within the meaning of the term "Experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ UBS SECURITIES LLC UBS SECURITIES LLC New York, New York December 12, 2014

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  Exhibit 99.5
CONSENT OF UBS SECURITIES LLC